EXHIBIT 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2025

Company	State of Organization
1595 Hopkinsville, LLC	Delaware
2200 Paducah Holdco, LLC	Delaware
2200 Paducah, LLC	Delaware
Acworth 4461, LLC	Delaware
Albuquerque Real Estate Investments, Inc.	Delaware
Appleton 955, LLC	Delaware
Appleton 957, LLC	Delaware
Aurora 14055, LLC	Delaware
Bakersfield-LTC, Inc.	Delaware
Beaumont Real Estate Investments, LP	Texas
Birch Bend II Owner's Association, Inc.	Kentucky
Brentwood 6030, LLC	Delaware
Broadway Real Estate Investments, Inc.	Delaware
Burr Ridge 150, LLC	Delaware
BV Holding-LTC, Inc.	Delaware
Cedarburg W76 N629, LLC	Delaware
Charlottesville 1250, LLC	Delaware
Chatham Real Estate Investments, LLC	Delaware
Coronado Corporation	Delaware
CPP Investments, Inc.	Delaware
Dacula 3581, LLC	Delaware
Docena Real Estate Investments, LLC	Delaware
DP Real Estate Investments, LLC	Delaware
Florida-LTC, Inc.	Nevada
Fort Atkinson 737, LLC	Delaware
Fort Wayne Real Estate Investments, Inc.	Delaware
Fort Worth 6621, LLC	Delaware
FP Real Estate Investments, LLC	Delaware
Frisco 9966, LLC	Delaware
Glenview 1879, LLC	Delaware
Great Road RE Holdings, Inc.	Delaware
Gulf Breeze Real Estate Investments, Inc.	Delaware
Hewitt Real Estate Investments, Inc.	Delaware
Hobart 650, LLC	Delaware
Hopkinsville Holdco, LLC	Delaware
JVC Holdings, Inc.	Delaware
JVCH Real Estate Investments, Inc.	Delaware
JVCO Real Estate Investments, Inc.	Delaware
JVWL Real Estate Investments, Inc.	Delaware
Kansas-LTC Corporation	Delaware
Lakes Real Estate Investments, Inc.	Delaware
Littleton Broadway 6767, LLC	Delaware
Littleton Kipling 5275, LLC	Delaware
LTC GP I, Inc.	Delaware
LTC West, Inc.	Nevada
LTC-Dearfield, Inc.	Nevada
LTC-DS, Inc.	Delaware
LTC-Finance, Inc.	Delaware
LTC-Griffin, Inc.	Nevada
LTC-Jonesboro, Inc.	Nevada
LTC-K1 Inc.	Delaware

Company	State of Organization
LTC-K2 Limited Partnership	Delaware
LTC-K2 LP, Inc.	Delaware
LTC-K2, Inc.	Delaware
LTC-New Mexico, Inc.	Nevada
LTC-Richmond, Inc.	Nevada
L-Tex GP, Inc.	Delaware
L-Tex LP Corporation	Delaware
Marietta 920, LLC	Delaware
Medford 2180, LLC	Delaware
Medford 2184, LLC	Delaware
Memorial Park Real Estate Investments, Inc.	Delaware
Merritt Island Real Estate Investments, Inc.	Delaware
Middleton 3820, LLC	Delaware
Midwest RE Holdings, Inc.	Delaware
Mission Real Estate Investments, Inc.	Delaware
MLREI Holdings, Inc.	Delaware
Monroeville Real Estate Investments, Inc.	Delaware
Morgan Hill 16515, LLC	Delaware
Mountain States Real Estate Investments, Inc.	Delaware
MS-FL Real Estate Investments, Inc.	Delaware
Murrieta 24325, LLC	Delaware
MW Real Estate Investments, LLC	Illinois
Neenah 131, LLC	Delaware
New Mexico Real Estate Investments, Inc.	Delaware
Newberry Real Estate Investments, Inc.	Delaware
NMKS Holdings, Inc.	Delaware
NMKS Real Estate Investments, Inc.	Delaware
North Carolina Real Estate Investments, LLC	North Carolina
Northwest RE Holdings, Inc.	Delaware
Oak Lawn 5701, LLC	Delaware
Ohio Springs Real Estate Investments, Inc.	Delaware
Overland Park 6921, LLC	Delaware
Park Villa Corporation	Delaware
PENN-IND Real Estate Investments, Inc.	Delaware
PSF Real Estate Investments, LLC	Delaware
RC Real Estate Investments, Inc.	Delaware
Red Oak Real Estate Investments, Inc.	Delaware
Rogue Valley RE Holdings, LLC	Delaware
RRC Real Estate Investments, LLC	Delaware
Sabal RE Holdings, LLC	Delaware
Skilled Healthcare Holdings, Inc.	Delaware
South Hills Real Estate Investments, Inc.	Delaware
Southeast RE Holdings, Inc.	Delaware
Stephenville Real Estate Investments, Inc.	Delaware
Stoughton 2600, LLC	Delaware
Suwanee 3180, LLC	Delaware
SWTX Real Estate Investments, Inc.	Delaware
Texas-LTC Limited Partnership	Texas
Texas-LTC Woodridge Limited Partnership	Delaware
Tinley Park 17833, LLC	Delaware
Tupelo Real Estate Investments, Inc.	Delaware
TXMS Real Estate Investments, Inc.	Delaware

Company	State of Organization
Vacaville-LTC, Inc.	Delaware
Virginia-LTC, Inc.	Nevada
West Chester 7200, LLC	Delaware
Westlake TRS, LLC	Delaware
Westminster 7700, LLC	Delaware
Wichita 1859, LLC	Delaware
WISL Investments, Inc.	Wisconsin